Exhibit 99.1

Supernus to Host Third Quarter 2014

Earnings Conference Call

Rockville, MD, October 29, 2014 -Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company expects to report the financial results for the third quarter 2014 after 5:00 pm ET on Tuesday, November 11, 2014.

Jack Khattar, President and Chief Executive Officer and Greg Patrick, Chief Financial Officer, will host a conference call to present the third quarter results on Wednesday, November 12, 2014 at 9:00 am ET.  Following the presentation, the call will be open for questions.

A live webcast will be available at www.supernus.com.  Following the live call, a replay will be available on the Company’s website under the ‘Investors’ section.  The webcast will be available on the Company’s website for 30 business days following the live call.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	26987068
Conference Call Name:	Supernus Pharmaceuticals 3Q 2014 Earnings Conference Call

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

INVESTOR CONTACT:

COCKRELL GROUP

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com